Fourth Quarter 2018 Earnings February 28, 2019 Exhibit 99.2

Cautionary Notes This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this presentation, including statements regarding our future results of operations and financial position, industry dynamics, our mission, growth opportunities and business strategy and plans and our objectives for future operations, are forward-looking statements. The words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms and similar expressions are intended to identify forward-looking statements. The forward-looking statements in this presentation are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including without limitation our ability to maintain and realize the full value of our license agreements; the ongoing level of popularity of our products with consumers; changes in the retail industry and markets for our consumer products; our ability to maintain our relationships with retail customers and distributors; our ability to compete effectively; fluctuations in our gross margin; our dependence on content development and creation by third parties; our ability to develop and introduce products in a timely and cost-effective manner; increases in tariffs, trade restrictions or taxes; risks related to Brexit; counterfeit product risks; risks relating to intellectual property; our ability to attract and retain qualified employees and maintain our corporate culture; risks associated with our international operations; changes in U.S. tax law; foreign currency exchange rate exposure; economic downturns; our dependence on vendors and outsourcers; risks relating to government regulation; risks relating to litigation; any failure to successfully integrate or realize the anticipated benefits of acquisitions or investments; reputational risk resulting from our e-commerce business and social media presence; risks relating to our indebtedness and our ability to secure additional financing; the potential for our electronic data to be compromised, and the important factors discussed under the caption “Risk Factors” in our Form 10-Q for the quarter ended September 30, 2018 and our other filings with the Securities and Exchange Commission. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date hereof, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. You should read this presentation with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this presentation, and except as otherwise required by law, we do not plan to publicly update or revise any forward-looking statements contained in this presentation, whether as a result of any new information, future events or otherwise. Unless otherwise indicated, information contained in this presentation concerning our industry, competitive position and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and other third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data, and our experience in, and knowledge of, such industry and markets, which we believe to be reasonable. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described above.  These and other factors could cause results to differ materially from those expressed in the estimates made by independent parties and by us.

is built on the principle that everyone is a fan of something…

…and Funko has something for every fan NOTE: Represents a sampling of our current portfolio of properties as of January 2019. Funko is like an “index fund” for pop culture

Fourth Quarter 2018 Snapshot

Funko

Net Sales
38% YoY Growth

- Net Sales **increased 38% to $233.2m** in Q4'18 compared to Q4'17
- Net Sales growth driven by **broad-based growth** across product categories and geographies

Pop! Brand
52% YoY Growth

- In Q4'18, **Pop! Vinyl itself grew 48%** compared to Q4'17
- **Pop! Vinyl was up 39%** in 2018 compared to 2017

Adj. EBITDA(1)
42% YoY Growth

- Adj. EBITDA(1) **increased 42% to $44.8m** in Q4'18 compared to Q4'17
- **Adj. EBITDA margin(1) was 19.2% increased 50 bps** compared to Q4'17

Balanced Growth
Across Product and Geographic markets

- Sales growth in both our Figures and Other product category **were consistent with top line growth**
- **All of our global markets** showed sales growth in Q4'18 to Q4 '17

Adj. Pro Forma Net Income(1)
127% YoY Growth

- Adj. Pro Forma Net Income(1) **increased 127% to $22.5m** in Q4'18 driven by growth in sales, lower interest expense and leveraging SG&A costs

Fan Engagement
> 70 million views of our video content in Q4'18

- **3.5 million followers** across Facebook, Twitter, Instagram and YouTube
- **Over 100 million** all time views on our YouTube channel



(1) Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Pro Forma Net Income are non-GAAP measures. Please see the Supplemental Financial Information section for a reconciliation to the most directly comparable GAAP measures for Adjusted EBITDA and Adjusted Pro Forma Net Income. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net sales.

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Q4 & Fiscal Year Earnings Summary

Funko

$ in millions, except per share and net sales per active property, unaudited	4Q'18	4Q'17	% Change	2018	2017	% Change
Net Sales	$233.2	$169.5	37.6%	$686.1	$516.1	32.9%
Gross Profit(1)	$85.7	$66.5	28.8%	$258.0	$198.7	29.8%
Gross Margin %(1)	*36.7%*	*39.3%*		*37.6%*	*38.5%*	
Operating Income	$30.5	$19.4	57.3%	$63.5	$42.1	50.8%
Operating Margin %	*13.1%*	*11.4%*		*9.3%*	*8.2%*	
Net Income (Loss)	$17.1	$7.5	128.2%	$28.3	$5.6	405.6%
Adj. Pro Forma Net Income(2)	$22.5	$9.9	127.4%	$41.5	$17.4	138.3%
Adj. Pro Forma Net Income Margin(2)	*9.7%*	*5.8%*		*6.1%*	*3.4%*	
Adj. Pro Forma Earnings per Share(2)	$0.44	$0.20	120.0%	$0.82	$0.34	141.2%
Adj. EBITDA(2)	$44.8	$31.6	41.6%	$116.2	$89.9	29.3%
Adj. EBITDA Margin %(2)	*19.2%*	*18.7%*		*16.9%*	*17.4%*	

(1) Gross Profit and Gross Margin are calculated exclusive of depreciation and amortization.
(2) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Pro Forma Net Income, Adjusted Pro Forma Net Income Margin and Adjusted Pro Forma Earnings per Share are non-GAAP measures. Please see the Supplemental Financial Information section for a reconciliation to the most directly comparable GAAP measures for Adjusted EBITDA and Adjusted Pro Forma Net Income. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by Net Sales. Adjusted Pro Forma Net Income Margin is defined as Adjusted Pro Forma Net Income divided by Net Sales.

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Q4 & Fiscal Year Active Properties & Net Sales per Active Property Active Properties & Net Sales per Active Property Fourth Quarter Fiscal Year Active Properties Net Sales per Active Property Active Properties up 34% Net Sales per Active Property up 3% Active Properties up 34% Net Sales per Active Property down 1% Funko is built on having a large and diverse set of licenses with the ability to access evergreen content, which allows us to not be hit-driven $ in thousands

Top Properties Breakout Q1’18 Q2’18 Q3’18 1 2 3 5 7 4 6 8 9 10 Top 10 Properties % of Sales 38% 38% 34% No property was > 6% of sales for 2018 Top 10 properties were only 38% of sales in Q4’18 Evergreen properties accounted for 46% of sales in Q4’18 Q4’18 38% 12%* 7%* 6%* 7%* *% of net sales

Q4 & Fiscal Year Product Category Performance Figures Other Fourth Quarter Fiscal Year Fourth Quarter Fiscal Year $ in millions 38% Growth 33% Growth 34% Growth 37% Growth Q4 and the fiscal year 2018 showed consistent sales growth in product categories and was in line with total sales growth for Q4 and the fiscal year 2018

Something For Everyone The Funko-verse continues to expand with new product categories. Figures Other 82% of Sales 18% of Sales

Q4 & Fiscal Year Geographic Performance United States International Fourth Quarter Fiscal Year Fourth Quarter Fiscal Year Excluding Loungefly, U.S. specialty channel up over 41% for the fiscal year due to increased shelf space and sell-through 3rd party e-commerce sites are up 45% for the fiscal year In Q4’18, sell-through was up over 10% at our major US retailers that we are able to monitor European sales were up 49% in Q4 and 61% for the fiscal year Sales growth in all international markets $ in millions 30% Growth 24% Growth 57% Growth 58% Growth

Global Toy Fair Presence Funko products are a hit at toy fairs around the world from New York to London to Nuremberg to Hong Kong and beyond. New York London Nuremberg Hong Kong

Fan Engagement

Connecting fans to their favorite characters, moments and stories from pop culture.

Campaigns

- Captain Marvel and the #FunkoWomenOfPower campaign create buzz

Over 50 million impressions


17 likes
goppycreet Some of my fave female characters for #funkowomenofpower goppycreet #LaraCroft #AryaStark #CerseiLannister #BeatrixKiddo #OrenIshii #GogoYubari
goppycreet #funkopop #funko #funkopops #tombraider #gameofthrones #killbill #girlpower

Original Content

- In-house video content and Funko Animation Studio shorts

Over 70 million views in Q4





Social Media

- Direct engagement via content and conversation across social channels

Facebook: 900K+ followers

Twitter: nearly 1M followers

Instagram: 1.3M+ followers

YouTube: 300K+ subscribers

Tumblr, Pinterest: New channels added in 2019

Photo-A-Day Contest

- Engaging audiences with daily challenges for user generated content

545K engagements





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Latest Pop! Stars Everyone has their favorite Funko products, but there are certain products that the media and public just can’t get enough of, even before they’re available for purchase. Definitions: Earned Placements represent organic articles that do not have any paid component tied to it. Earned Impressions are any interaction with a piece of content and an audience member that do not have any paid component tied to their reach.

Enhancing the Funko brand thru Retail-tainment Delivering a pop culture driven experience that connects fans to the properties they love through a wide variety of high-quality products. Our Everett, WA HQ store Bat Cave at the Everett, WA HQ store in Late 2019 COMING SOON

Q4 & Fiscal Year Adjusted Pro Forma Net Income(1) Adjusted Pro Forma Net Income(1) Fourth Quarter Fiscal Year Adjusted Pro Forma Net Income Margin(1) 5.8% 9.6% 3.4% 6.0% $ in millions, unaudited Adjusted Pro Forma Net Income improving due to the growth in net sales, reduction in interest expense and leveraging SG&A costs See Supplemental Financial Information section for a reconciliation of Adjusted Pro Forma Net Income, a non-GAAP measures, to the most directly comparable GAAP measure. Adjusted Pro Forma Net Income margin is defined as Adjusted Pro Forma Net Income divided by net sales. 127% Growth 138% Growth

Q4 & Fiscal Year Adjusted EBITDA(1) Adjusted EBITDA(1) Fourth Quarter Fiscal Year Adj. EBITDA Margin %(1) 18.7% 19.2% 17.4% 16.9% $ in millions, unaudited Adj. EBITDA Margin(1) increased 50bps in Q4’18 over Q4’17 See Supplemental Financial Information section for a reconciliation of Adjusted EBITDA, a non-GAAP measure, to the most directly comparable GAAP measure. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net sales. 42% Growth 29% Growth

Key Balance Sheet Highlights 12/31/2018 12/31/2017 % Change Cash & Cash Equivalents Accounts Receivable, net Inventory Total Debt(1) $13.5 $148.6 $86.6 $247.3 $ in millions, unaudited Net Debt(2) $233.8 $7.7 $115.5 $79.1 $233.9 $226.2 74.5% 28.7% 9.5% 5.7% 3.4% Total Debt is defined as Line of Credit Outstandings plus Current Portion of Long-Term Debt, Net of Unamortized Discount plus Long-Term Debt, Net of Unamortized Discount. Net Debt, a Non-GAAP financial measure, is defined as Total Debt less Cash & Cash Equivalents.

Fiscal Year 2019 Guidance Fiscal Year 2019 Guidance Range(1) % Growth YoY Net Sales Adjusted EBITDA(2) Adjusted Pro Forma EPS(2) $810 to $825 million $133 to $143 million $1.05 to $1.15 18% to 20% 15% to 23% 28% to 40% The guidance should be read in conjunction with Funko’s fourth quarter 2018 release issued on February 28, 2019 and is as of such date, and does not take into account any future changes in currency fluctuation. Adjusted EBITDA and Adjusted Pro Forma Earnings per Share are non-GAAP measures. Please see the Supplemental Financial Information section for a reconciliation to the most directly comparable GAAP measures for Adjusted EBITDA and Adjusted Pro Forma Earnings per Share.

Supplemental Financial Information

Q4 and Fiscal Year Condensed Consolidated Statements of Operations $233,224 147,526 85,698 36.7% 45,015 - 10,204 30,479 4,509 4,547 1,488 19,935 2,818 $17,117 11,107 $6,010 $ in thousands, unaudited Net Sales Cost of Sales(1) Gross Profit(1) Gross Margin(1) Selling, General and Administrative Expenses Acquisition Transaction Costs Depreciation and Amortization Income from Operations Interest Expense, net Loss on extinguishment of debt Other (Income) Expense, net Income (Loss) before Income Taxes Income Tax Expense Net Income (Loss) Net Income Attributable to Non-Controlling Interests Net Income (loss) Attributable to Funko, Inc. $169,474 102,926 66,548 39.3% 37,532 419 9,220 19,377 6,868 5,103 (589) 7,995 494 $7,501 1,875 $5,626 $686,073 428,062 258,011 37.6% 155,321 28 39,116 63,549 21,739 4,547 4,082 33,178 4,867 $28,311 18,955 $9,356 $516,084 317,379 198,705 38.5% 120,944 3,641 31,975 42,145 30,636 5,103 (734) 7,140 1,540 $5,600 1,875 $3,725 4Q’18 4Q’17 2018 2017 % Change % Change 37.6% 43.3% 28.8% 19.9% N/A 10.7% 57.3% (34.3%) (10.9%) NM 149.3% NM 128.2% NM 6.8% 32.9% 34.9% 29.8% 28.4% (99.2%) 22.3% 50.8% (29.0%) (10.9%) NM NM 216.0% NM NM 151.2% (1) Cost of Sales, Gross Profit and Gross Margin are shown exclusive of depreciation and amortization.

Condensed Consolidated Balance Sheet 12/31/2018 12/31/2017 Cash and Cash Equivalents Accounts Receivable, net Inventory Prepaid Expenses & Other Current Assets Total Current Assets Property & Equipment, net Goodwill Intangible Assets, net Deferred Tax Asset Other Assets Total Assets Line of Credit Current Portion of Long-Term Debt, net Accounts Payable Income Taxes Payable Accrued Royalties Accrued Expenses & Other Current Liabilities Current Portion of Contingent Consideration Total Current Liabilities Long-Term Debt, net Deferred Tax Liability & Liabilities under TRA Deferred Rent & Other Long-Term Liabilities Total Liabilities Total Shareholders’ Equity Attributable to Funko, Inc. Non-Controlling Interests Total Liabilities & Stockholders’ Equity $ in thousands, unaudited $13,486 148,627 86,622 11,904 260,639 44,296 112,818 233,645 7,346 4,275 $663,019 $20,000 10,593 36,130 4,492 39,020 37,621 - 137,856 216,704 6,509 5,584 228,797 156,638 139,728 $663,019 $7,728 115,478 79,082 21,727 224,015 40,438 110,902 250,649 51 4,258 $630,313 $10,801 7,928 53,428 2,268 25,969 27,032 2,500 129,926 215,170 588 3,474 349,158 131,167 149,988 $630,313

Reconciliation of Non-GAAP Financial Metrics Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of common units of FAH, LLC for Class A common stock in periods in which income was attributable to non-controlling interests. Represents monitoring fees paid pursuant to a management services agreement with ACON that was entered into in connection with the ACON acquisition, which terminated upon the consummation of the IPO in November 2017. Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on timing of awards. Reflects the increase in the fair value of contingent liabilities incurred in connection with the Underground Toys acquisition. Represents a non-cash adjustment to cost of sales resulting from the Underground Toys acquisition and Loungefly acquisition. Represents legal, accounting, and other related costs incurred in connection with the IPO, acquisitions and other transactions. Included for the three months and year ended December 31, 2018 is a one-time $2.0 million consent fee related to certain existing license agreements and $0.7 million for the recognition of a pre-acquisition contingency related to our Loungefly acquisition. Represents severance costs incurred in connection with the departure of certain members of senior management, including the founders of Loungefly. Represents both unrealized and realized foreign currency (gains) losses on transactions other than in U.S. dollars. Represents the income tax expense (benefit) effect of (i) the above adjustments and (ii) the pass-through entity taxable income as if the parent company were a subchapter C corporation in periods prior to the IPO. This adjustment uses an effective tax rate of 25% for the three months and year ended December 31, 2018 and 36.2% for the three months and year ended December 31, 2017 , respectively. Adjusted pro forma net income margin, a non-GAAP measure, is defined as adjusted pro forma net income divided by net sales.

Reconciliation of Non-GAAP Financial Metrics Cont. Represents monitoring fees paid pursuant to a management services agreement with ACON that was entered into in connection with the ACON acquisition, which terminated upon the consummation of the IPO in November 2017. Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on timing of awards. Reflects the increase in the fair value of contingent liabilities incurred in connection with the Underground Toys acquisition. Represents a non-cash adjustment to cost of sales resulting from the Underground Toys acquisition and Loungefly acquisitions. Represents legal, accounting, and other related costs incurred in connection with the IPO, acquisitions and other transactions. Included for the three months and year ended December 31, 2018 is a one-time $2.0 million consent fee related to certain existing license agreements and $0.7 million for the recognition of a pre-acquisition contingency related to our Loungefly acquisition. Represents severance costs incurred in connection with the departure of certain members of senior management, including the founders of Loungefly. Represents both unrealized and realized foreign currency (gains) losses on transactions other than in U.S. dollars. Adjusted EBITDA margin, a non-GAAP measure, is defined as adjusted EBITDA divided by net sales. 3Q’18

Guidance Reconciliation of Net Income to EBITDA, Adjusted EBITDA, Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings per Diluted Share Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on timing of awards. Represents legal, accounting, and other related costs incurred in connection with potential and completed acquisitions and other transactions. Represents the income tax expense (benefit) effect of (i) the above adjustments and (ii) the pass-through entity taxable income as if the parent company were a subchapter C corporation. This adjustment uses an effective tax rate of 25%. The Company is not able to provide the expected impact of unrealized and realized foreign currency (gains) losses on transactions without unreasonable efforts because the calculation for that change is primarily driven by changes in foreign currency exchange rates, principally British pounds and euros. Additionally, the impacts are also driven by fluctuations in product sales and operating expenses in each of those local currencies, which can fluctuate month to month. Therefore, the Company’s Adjusted EBITDA, Adjusted Pro Forma Net Income and Adjusted Pro Forma Earnings per Diluted Share for the year ending December 31, 2019, including the above adjustments, may differ materially from that forecasted in the table above.